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                                                                      EXHIBIT 22

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75697, 333-40400, and 333-120514 of Pulitzer Inc. (the "Company") on Form
S-8 of our reports dated March 14, 2005, relating to the financial statements and financial statement schedule of the Company and management's report of the effectiveness of internal control over financial reporting (which reports express unqualified opinions on the consolidated financial statements, financial statement schedule, and management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness; and which report on the consolidated financial statements includes explanatory paragraphs referring to the entering of an Agreement and Plan of Merger between the Company and Lee Enterprises, Incorporated effective January 29, 2005 and the restatement of the consolidated statements of cash flows for the years ended December 28, 2003 and December 29,
2002), appearing in this Annual Report on Form 10-K of Pulitzer Inc. for the year ended December 26, 2004.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
March 16, 2005